EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-97444) pertaining to the Orion Network Systems, Inc. Amended and Restated 1987 Stock Option Plan of our report dated February 9, 1996, with respect to the consolidated financial statements of Orion Network Systems, Inc., a Delaware corporation that is now known as Orion Oldco Services, Inc. ("Orion Oldco"), included in Orion Oldco's Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                             ERNST & YOUNG LLP


Washington, D.C.
March 24, 1997